As filed with the Securities and Exchange Commission on October 5, 2006
Registration Statement No. 333-114532

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 1 to
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

TRIZEC PROPERTIES, INC.
(Exact name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	33-0387846 (I.R.S. Employer Identification No.)
c/o BROOKFIELD PROPERTIES CORPORATION
Three World Financial Center
200 Vesey Street, 11th Floor
New York, NY 10281
(212) 417-7000
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)
Kathleen G. Kane
Senior Vice President and General Counsel
BROOKFIELD PROPERTIES CORPORATION
Three World Financial Center
200 Vesey Street, 11th Floor
New York, NY 10281
(212) 417-7000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
Gilbert G. Menna, Esq.
Suzanne D. Lecaroz, Esq.
Goodwin Procter LLP
Exchange Place
53 State Street
Boston, MA
(617) 570-1000
     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

TERMINATION OF REGISTRATION
     This Post-Effective Amendment No. 1 relates to the Registration Statement on Form S-3, as amended, (Registration No. 333-114532) of Trizec Properties, Inc. (“Trizec”).
     On October 5, 2006, pursuant to the terms of an Agreement and Plan of Merger and Arrangement Agreement, by and among Trizec, Trizec Holdings Operating LLC, Trizec Canada Inc., TRZ Holdings LLC (formerly known as Grace Holdings LLC) (“Parent”), Grace Acquisition Corporation (“MergerCo”), Grace OP LLC (“Merger Operating Company”), and 4162862 Canada Limited (“AcquisitionCo”), dated as of June 5, 2006, as amended (the “Merger Agreement”), MergerCo merged with and into Trizec, with Trizec as the surviving corporation (the “Trizec Merger”). Immediately following the Trizec Merger, Merger Operating Company merged with and into Trizec Holdings Operating LLC. Parent, MergerCo and Merger Operating Company are affiliates of Brookfield Properties Corporation and The Blackstone Group. AcquisitionCo is an affiliate of Brookfield Properties Corporation.
     In connection with the Trizec Merger, Trizec hereby removes from registration all of its securities registered pursuant to this Registration Statement that remain unissued.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, and Rule 478 thereunder, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this fifth day of October 2006.

TRIZEC PROPERTIES, INC. (as surviving corporation of its merger with Grace Acquisition Corporation)
By:	/s/ Richard B. Clark
Richard B. Clark
Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

NAME	TITLE	DATE

/s/ Richard B. Clark Richard B. Clark	Chief Executive Officer and Director	October 5, 2006

/s/ Dennis H. Friedrich Dennis H. Friedrich	President, Chief Operating Officer, US Commercial Operations and Director	October 5, 2006

/s/ G. Mark Brown G. Mark Brown	Senior Vice President, Finance and Director	October 5, 2006

/s/ Craig J. Laurie Craig J. Laurie	Senior Vice President and Chief Financial Officer	October 5, 2006